UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 1, 2015
Date of report (Date of earliest event reported)

Valmont Industries, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-31429	47-0351813
(Commission File Number)	(IRS Employer Identification No.)

One Valmont Plaza
Omaha, NE	68154
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On June 1, 2015, the Board of Directors of Valmont Industries, Inc. elected Dr. Theo W. Freye, age 65, a director of the board and appointed him a member of the board’s Governance and Nominating Committee.  Dr. Freye is a member of the director class with terms ending in 2018.  Dr. Freye is the retired CEO (Speaker of the Executive board) of CLAAS KgaA.   CLAAS is a $4.5 billion family owned agricultural machinery firm headquartered in Germany.  During his 34 year career with CLAAS, Dr. Freye held various leadership positions including Chairman and President of CLAAS North America.  Dr. Freye holds a Master’s degree in Mechanical Engineering from the University of Braunschweig and a Ph.D. in Agricultural Science from the University of Hohenheim, both located in Germany.  Non-employee directors currently receive the compensation described under “Director Compensation” in the company’s proxy statement for the April 28, 2015 Annual Shareholders’ Meeting.  A press release issued by the company announcing Dr. Freye’s election to the board is included with this Form 8-K as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press release dated June 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.
Date:  June 1, 2015

By: /s/ Mark Jaksich
Name: Mark Jaksich
Title: Executive Vice President and
Chief Financial Officer

EXHIBITS

Exhibit No.	Description
99.1	Press release dated June 1, 2015